As filed with the Securities and Exchange Commission on August 17, 1999
                                         Registration Statement No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MCI WORLDCOM, INC.
             (Exact name of registrant as specified in its charter)

          Georgia                                               58-1521612
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
     (Address, including zip code, and telephone number including area code, of registrant's principal executive office)

                               P. Bruce Borghardt
                               MCI WORLDCOM, Inc.
                      10777 Sunset Office Drive, Suite 330
                            St. Louis, Missouri 63127
                                 (314) 909-4100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------
                        Copies of all communications to:

                              R. Randall Wang, Esq.
                                 Bryan Cave LLP
                         211 North Broadway, Suite 3600
                            St. Louis, Missouri 63109
                                 (314) 259-2000
                             ----------------------
     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine. _______________________________

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



--------------------------------------------------------------------------------

                      -------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------- ---------------- ---------------------- ---------------------- ---------------------
                                                   Proposed maximum       Proposed maximum
    Title of each class          Amount to be       offering price       aggregate offering            Amount of
of securities to be registered    registered        per interest(1)            price               Registration Fee
------------------------------- ---------------- ---------------------- ---------------------- ---------------------
Common Stock, par value         2,656,151 shares       $75.7188             $201,120,566              $55,912
    $.01, including
  associated preferred
stock purchase rights(2)
------------------------------- ---------------- ---------------------- ---------------------- ---------------------



         (1) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low sales prices reported on August 10, 1999, as reported on The Nasdaq National Market.


         (2) Common Stock includes associated rights (the "Rights") to purchase shares of the Company's Series 3 Junior Participating Preferred Stock, par value $.01 per share. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Stock, and will be transferred along with and only with the Common Stock.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these
securities   in  any  state   where   the  offer  or  sale  is  not   permitted.
--------------------------------------------------------------------------------
                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1999

                                   PROSPECTUS

                               MCI WORLDCOM, INC.

                        2,656,151 SHARES OF COMMON STOCK

                             ----------------------

         This prospectus relates to 2,656,151 shares of our common stock. These shares may be offered and sold from time to time by the selling shareholders named herein. The selling shareholders may offer their common shares through public or private transactions, on or off The Nasdaq National Market, at prevailing market prices, or at privately negotiated prices. The selling shareholders may include pledgees, donees, transferees, or other successors in interest. We will provide specific terms of any offerings made under this prospectus in prospectus supplements, if necessary.

         We will not receive any of the proceeds from the sale of the common shares. We will bear the costs relating to the registration of the common shares, estimated to be approximately $80,000.

         The common shares are traded on The Nasdaq National Market under the symbol WCOM. The closing sales price of the common shares as reported on The Nasdaq National Market on August 16, 1999 was $78.4375 per share. The selling shareholders will pay any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this prospectus.

                             ----------------------

         These   securities  have  not  been  approved  or  disapproved  by  the
Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

                 The date of this prospectus is August 17, 1999

                                EXPLANATORY NOTES

         We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling shareholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

         You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision. All references to "we," "us," "our" or "MCI WorldCom" in this prospectus mean MCI WORLDCOM, Inc. and its subsidiaries.


                                TABLE OF CONTENTS
                                                                            Page

The Company....................................................................2
Use of Proceeds................................................................3
Selling Shareholders...........................................................3
Plan of Distribution...........................................................4
Accounting Experts.............................................................6
Special Note Regarding Forward-Looking Statements..............................6
Where You Can Find More Information............................................8
Incorporation of Certain Documents by Reference................................8


                                   THE COMPANY

          We are one of the largest telecommunications companies in the United States, serving local, long distance and Internet customers domestically and internationally. Organized in 1983, we provide telecommunications services to business, government, telecommunications companies and consumer customers through our networks of primarily fiber optic cables, digital microwave and fixed and transportable satellite earth stations. Prior to September 15, 1998, we were named WorldCom, Inc.

          We are one of the first major facilities-based telecommunications companies with the capability to provide consumers and businesses with high quality local, long distance, Internet, data and international communications services over global networks. With service to points throughout the nation and the world, we provide telecommunications products and services that include:

          -  switched and dedicated long distance and local products
          -  dedicated and dial-up Internet access
          -  wireless services
          -  800 services
          -  calling cards
          -  private lines
          -  broadband data services
          -  debit cards

          -  conference calling
          -  messaging and mobility services
          -  advanced billing systems
          -  enhanced fax and data connections
          -  high speed data communications
          -  facilities management
          -  local access to long distance companies
          -  local access to asynchronous transfer mode-based backbone service
          -  web server hosting and integration services
          -  dial-up networking services
          - interconnection via network access points to Internet service providers

         Our core business is communications services, which includes voice, data, Internet, and international services. During each of the last three years, more than 90% of our operating revenues were derived from communications services.

         Our executive offices are located at 500 Clinton Center Drive, Clinton, Mississippi 39056 and our telephone number is (601) 460-5600.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common shares offered by this prospectus, nor will such proceeds be available for our use or benefit.

                              SELLING SHAREHOLDERS

         All of the common shares registered for sale under this prospectus are owned by former shareholders of E.L. Acquisition, Inc. (the "selling shareholders"). All of the shares were acquired by the selling shareholders in connection with the acquisition by MCI WorldCom of E.L. Acquisition, Inc. Under the terms of the transaction, MCI WorldCom agreed to register the shares of common stock received by the selling shareholders in connection with the transaction.

         The  term  "selling   shareholders"   also  includes  any  transferees,
pledgees, donees, or other successors in interest to the selling shareholders named in the table below. To the extent required, we will name any additional selling shareholder in a supplement to this prospectus.

         The following table sets forth certain information with respect to the beneficial ownership of our common stock by the selling shareholders as of August 16, 1999 before giving effect to the sale of shares of common stock in this offering. None of the selling shareholders has had any position or office with us or any of our affiliates within the past three years. The only material relationship between any of the selling shareholders and us or our affiliates in the last three years is a joint venture entity, WorldCom, S.A., that provides telecommunications services in Brussels, Belgium and surrounding areas. We and Coditel, S.A., a selling shareholder, each own fifty percent of WorldCom, S.A. All of the shares owned by each selling shareholder may be offered by such shareholder in this offering. We cannot assure you, however, that any of the selling shareholders will sell any of the shares of our common stock covered by this prospectus. None of the selling shareholders hold one or more percent of the outstanding shares of our common stock.

         The information included in this section is based upon information provided by the selling shareholders.



                                          Shares              Shares
                                          Beneficially        Beneficially Owned
Name                                      Owned Prior To      After the Offering
----                                      the Offering(1)     (1)(2)
                                          ---------------    -------------------

Coditel, S.A.                              1,105, 189                   0

Prime VIII, L.P.                              368,397                   0

Thomson Consumer Electronics, Inc.            368,397                   0

E.L. Management Services, LLC                 352,324                   0

Pacific Telesis Group                         263,420                   0

E.L. Local Management, L.P.                   158,052                   0

PrimeOne, L.P.                                 18,420                   0

PrimeOne, L.P. as nominee                   21,952(3)                   0
                                          ---------------    -------------------
         TOTAL                              2,656,151                   0
                                            =========                =======


(1) Unless otherwise noted, each person has sole voting and investment power with respect to all shares listed opposite such person's name.

(2) The shares may be offered from time to time by the selling shareholders. The selling shareholders are not obligated to sell all or any portion of their shares, nor are they obligated to sell any of their shares immediately pursuant to this prospectus. Because the selling shareholders may sell all or some of their shares, no estimate can be given as to the amount of common stock actually to be offered for sale by a selling shareholder or as to the amount of common stock that will be held by a selling shareholder upon the termination of this offering.

(3) These shares have been set aside by all of the selling shareholders for Prime One, L.P., as representative of the selling shareholders, to pay certain expenses of the selling shareholders incurred in connection with acquisition of E.L. Acquisition, Inc. by MCI WorldCom.

                              PLAN OF DISTRIBUTION

         We are registering the common shares covered by this prospectus for the selling shareholders. To the extent required, we will identify any additional selling shareholders in a supplement to this prospectus. We currently expect to keep this prospectus effective for approximately one year.

         The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the common shares on the Nasdaq Stock Market, in the over-the-counter market or in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

         In addition, the selling shareholders may sell some or all of their common shares through:

         - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

         - purchases by a broker-dealer, as principal, and resale by the broker-dealers for its account; or

         - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         Certain of the selling shareholders have entered into hedging transactions with respect to their shares and any of the selling shareholders may enter into such transactions in the future. For example, the selling shareholders may:

         - enter into transactions involving short sales of the common shares by broker-dealers;

         - sell common shares short themselves and redeliver such shares to close out their short positions;

         - enter into option or other types of transactions that require the selling shareholders to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

         - loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act of 1933. If the selling shareholders or any broker-dealers qualify as "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

         In addition to selling their common shares under this prospectus, the selling shareholders may:

         - agree  to  indemnify  any   broker-dealer  or agent  against  certain
           liabilities related to the selling of the common shares, including liabilities arising under the Securities Act of 1933;

         - transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         - sell their common shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         When a particular offering is made, if required, we will distribute to you a prospectus supplement. This supplement will set forth the names of the selling shareholders, the aggregate amount and type of shares being offered, the number of such shares owned before and after the completion of any such offering, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Any underwriters, brokers, dealers or agents who participate in any sale of the shares may also perform services for us or our affiliates.

         All expenses of the registration of the shares will be paid by us, including, without limitation, SEC filing fees and expenses of compliance; however, the selling shareholders will pay expenses related to the securities laws of any state and any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this prospectus.

         We have agreed to indemnify the selling shareholders and anyone who controls any of the selling shareholders against certain liabilities and expenses arising out of or based upon the information contained in this document, including liabilities under federal securities laws.

                               ACCOUNTING EXPERTS

         The consolidated financial statements of MCI WorldCom as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in MCI WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Brooks Fiber Properties, Inc. as of December 31, 1997, and for each of the years in the two-year period ended December 31, 1997 have been incorporated by reference in this document and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included in MCI WorldCom's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this document, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1996, and for the period ended December 31, 1996, included in MCI WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed December 19, 1997), and incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of MCI Communications Corporation as of December 31, 1997 and 1996, and for each of the years in the two-year period ended December 31, 1997, included in MCI WorldCom's Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of such firm as experts in accounting and auditing.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This document contains or incorporates by reference a number of forward-looking statements relating to MCI WorldCom within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to:

            - our financial condition;
            - our results of operations;
            - our business plans;
            - our  business  strategies,  operating  efficiencies  or synergies, competitive positions and growth opportunities for existing products;

            - the financial and regulatory environment in which we operate;

            - our estimated  costs to  complete or possible future revenues from in-process research and development programs;

            - the likelihood of completion of those programs;

            - the outcome of our year 2000 and Euro conversion efforts;

            - the plans and objectives of our management;

            - the markets for our stock; and

            - other matters.

          We consider any statements that are not historical facts as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management. They involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These differences could be material; therefore, you should evaluate forward-looking statements in light of various important factors, including those set forth or incorporated by reference in this document.

          Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

          - the impact of technological change on our businesses, new entrants and alternative technologies in their respective business and their dependence on the availability of transmission facilities;

          - our ability to integrate our operations with those of the businesses we have recently acquired or may acquire in the future;

          - risks of international business;

          - regulatory risks, including the impact of the Telecommunications Act of 1996;

          - contingent liabilities;

          - the impact of competitive services and pricing in our markets;

          - risks associated with year 2000 uncertainties and Euro conversion efforts;

          - risks associated with our debt service requirements and interest rate fluctuations;

          - our degree of financial leverage; and

          - other risks referenced from time to time in our filings with the Securities and Exchange Commission.

         Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document and the other documents incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 1998, including any amendments, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999, and any amendments to these reports.

         You should not place undue reliance on these forward-looking statements, which speak only as of the date of such statements. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with those requirements file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Commission's public reference rooms at the following locations:


Public Reference Room          New York Regional Office         Chicago Regional Office
450 Fifth Street, N.W.         Seven World Trade Center         Citicorp Center
Room 1024                      Suite 1300                       500 West Madison Street, Suite 1400
Washington, D.C. 20549         New York, NY 10048               Chicago, IL 60661-2511



         Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These filings with the Commission are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning MCI WorldCom are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. As allowed by Commission rules, this document does not contain all the information you can find in this registration statement or the exhibits to the registration statement. You can get a copy of the registration statement from the sources listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents filed separately with the Commission. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document.

            This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important business and financial information about MCI WorldCom that is not included in or delivered with this document.

MCI WorldCom Filings
(File No.  000-11258,
formerly Resurgens Communications
Group, Inc. (File No. 1-10415))         Period
---------------------------------       ------

Annual Report on Form 10-K              Fiscal year ended December 31, 1998.

Quarterly Reports on Form 10-Q          Quarters ended March 31, 1999 and
                                        June 30, 1999.

Current Reports on Form 8-K             Form 8-K/A dated August 25, 1996  (filed
                                        December 19, 1997),  Form 8-K/A-3  dated
                                        November 9, 1997  (filed May 28,  1998),
                                        and  Form  8-K/A  dated  July  12,  1999
                                        (filed July 12, 1999).

The description of MCI WorldCom         Resurgens' Registration  Statement dated
common stock set forth in Resurgens'    December  12,  1989,  as updated by  the
Registration Statement on Form 8-A      descriptions   contained  in  WorldCom's
                                        Registration   Statement  on   Form  S-4
                                        (File   No.  333-16015),   as   declared
                                        effective by the Securities and Exchange
                                        Commission on November 14,  1996,  which
                                        includes      the       Joint      Proxy
                                        Statement/Prospectus dated  November 14,
                                        1996 with respect to the MCI  WorldCom's
                                        Special  Meeting of Shareholders held on
                                        December 20, 1996, under  the  following
                                        captions:    "Description   of  WorldCom
                                        Capital Stock" and  "Comparative  Rights
                                        of Shareholders" and by the descriptions
                                        contained   in   MCI   WorldCom's  Proxy
                                        Statement dated April 23, 1999 under the
                                        following   captions:     "Approval   of
                                        Amendment   to   Second   Amended    and
                                        Restated Articles of Incorporation,   as
                                        Amended, To Increase Authorized Shares of Common Stock" and "Future Proposals of Security Holders."

The description of the MCI WorldCom MCI WorldCom's Registration Statement on rights to acquire preferred stock set Form 8-A dated August 26, 1996, as forth in its Registration Statement updated by MCI WorldCom's Current Report
on Form 8-A                             on Form 8-K dated May 22, 1997 (filed
                                        June 6, 1997).

            We also incorporate by reference additional documents that may be filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

            You can obtain any of the documents incorporated by reference through the Commission or the Commission's Internet web site as described above. You may also obtain them by requesting them from us in writing or by telephone at the following address or phone numbers:

                               MCI WORLDCOM, Inc.
                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                    Attention: Investor Relations Department
                   Telephone: (877) 624-9266 or (601) 460-5600

Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge.

            You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated August 17, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses (other than underwriting discounts and sales commissions) relating to the registration of common shares will be borne by us. These expenses are estimated to be as follows*:

              SEC Registration Fee --------------------------------------$55,912
              Accountants' Fees -------------------------------------------6,000
              Legal Fees -------------------------------------------------15,000
              Miscellaneous -----------------------------------------------3,088

              Total -----------------------------------------------------$80,000

         * The selling shareholders will pay expenses related to the securities laws of any state and any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares registered hereunder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director, provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC. Section 14-2-202(b)(4) also does not eliminate or limit the rights of MCI WorldCom or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

         The provisions of Article Ten of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the GBCC as outlined above. Article Ten further provides that the liability of directors of MCI WorldCom shall be limited to the fullest extent permitted by amendments to Georgia law.

         Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of a director of MCI WorldCom for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of MCI WorldCom) in which he or she is made a party by reason of being a director of MCI WorldCom and of directors who, at the request of MCI WorldCom, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Section permits indemnification if the director acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation, and
(c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

         A Georgia  corporation  may not  indemnify  a  director  under  Section
14-2-851 (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit, whether or not involving action in his or her official capacity.

         Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made under Section 14-2-855 of the GBCC by:
(i) a majority vote of a quorum consisting of disinterested directors; (ii) a duly designated committee of disinterested directors; (iii) duly selected special legal counsel; or (iv) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

         Section 14-2-856 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of MCI WorldCom, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

         The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of MCI WorldCom, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC, or (4) for any transaction in which the director obtained an improper personal benefit.

         Section 14-2-857 of the GBCC provides that an officer of MCI WorldCom (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, MCI WorldCom may, as provided either by MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, by MCI WorldCom's Restated Bylaws, by general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

         The indemnification provisions of Article X of MCI WorldCom's Restated Bylaws and Article Twelve of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are consistent with the foregoing provisions of the GBCC. However, MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, prohibit indemnification of a director who (1) did not believe in good faith that his or her actions were in, or not opposed to, MCI WorldCom's best interests, (2) improperly received a personal benefit, (3) in the case of a criminal proceeding, had reasonable cause to believe his or her conduct was unlawful, (4) in the case of a proceeding by or in the right of the MCI WorldCom, was adjudged liable to MCI WorldCom, unless a court determines that the director is fairly and reasonably entitled to indemnification in view of all of the circumstances. MCI WorldCom's Restated Bylaws extend the indemnification available to officers under the GBCC to employees and agents.

         MCI WorldCom has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under Federal securities laws and the Selling Shareholders have agreed to indemnify MCI WorldCom against certain liabilities, including certain liabilities under Federal securities laws.

ITEM 16. EXHIBITS.

         See Exhibit Index.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a view registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-3

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on August 17, 1999.


                                           MCI WORLDCOM, INC.


                                           By:  /s/ Scott D. Sullivan
                                              ----------------------------------
                                              Scott D. Sullivan
                                              Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan and Charles T. Cannada, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                     Title                             Date
          ----                     -----                             ----



/s/ Clifford L. Alexander, Jr.
-------------------------------   Director                       August 17, 1999
   Clifford L. Alexander, Jr.


     /s/ James C. Allen
-------------------------------   Director                       August 17, 1999
      James C. Allen


     /s/ Judith Areen
-------------------------------   Director                       August 17, 1999
       Judith Areen


    /s/ Carl J. Aycock
-------------------------------   Director                       August 17, 1999
      Carl J. Aycock


    /s/ Max E. Bobbitt
-------------------------------   Director                       August 17, 1999
       Max E. Bobbitt

    /s/ Bernard J. Ebbers
-------------------------------   Director, President and Chief  August 17, 1999
      Bernard J. Ebbers           Executive Officer (Principal
                                  Executive Officer)


    /s/ Francesco Galesi
-------------------------------   Director                       August 17, 1999
      Francesco Galesi


  /s/ Stiles A. Kellett, Jr.
-------------------------------   Director                       August 17, 1999
    Stiles A. Kellett, Jr.


   /s/ Gordon S. Macklin
-------------------------------   Director                       August 17, 1999
     Gordon S. Macklin


    /s/ John A. Porter
-------------------------------   Director                       August 17, 1999
       John A. Porter


    /s/ Timothy F. Price
 -------------------------------  Director                       August 17, 1999
      Timothy F. Price


   /s/ Bert C. Roberts, Jr.
-------------------------------   Chairman of the Board          August 17, 1999
     Bert C. Roberts, Jr.


    /s/ John W. Sidgmore
-------------------------------   Director                       August 17, 1999
       John W. Sidgmore



   /s/ Scott D. Sullivan
-------------------------------   Director and Chief Financial   August 17, 1999
      Scott D. Sullivan           Officer (Principal Financial
                                  Officer and Principal
                                  Accounting Officer)



   /s/ Lawrence C. Tucker                                        August 17, 1999
-------------------------------   Director
     Lawrence C. Tucker

    /s/ Juan Villalonga
--------------------------------  Director                       August 17, 1999
      Juan Villalonga

                                INDEX TO EXHIBITS

EXHIBIT NO.                                          DESCRIPTION

2.1 Agreement and Plan of Merger dated as of November 9, 1997 among MCI WorldCom, TC Investments Corp. and MCI Communications Corporation (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated November 9, 1997 (filed November 12, 1997) (File No. 0-11258))*

2.2 Agreement dated as of November 9, 1997 among British Telecommunications plc, MCI WorldCom and MCI Communications Corporation (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated November 9, 1997 (filed November 12, 1997) (File No. 0-11258))*

2.3 Agreement and Plan of Merger, dated as of September 7, 1997, by and among H&R Block, Inc., H&R Block Group, Inc., CompuServe Corporation, MCI WorldCom, and Walnut Acquisition Company, L.L.C. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 7, 1997 (File No.
               0-11258))*

2.4 Purchase and Sale Agreement by and among America Online, Inc., ANS Communications, Inc. and MCI WorldCom, dated as of September 7, 1997 (incorporated herein by reference to Exhibit
              2.4 to the Company's Current Report on Form 8-K dated September 7, 1997 (File No. 0-11258))*

2.5 Amended and Restated Agreement and Plan of Merger dated as of October 1, 1997 by and among MCI WorldCom, BV Acquisition, Inc. and Brooks Fiber Properties, Inc. (incorporated by reference to Exhibit 2.1 to WorldCom's Registration Statement on Form S-4 (File No. 333-43253))*

3.1 Second Amended and Restated Articles of Incorporation of MCI WORLDCOM, Inc. (including preferred stock designations), as amended as of May 20, 1999 (incorporated herein by reference to Exhibit 4.1 of MCI WorldCom's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999) (File No. 0-11258)

3.2 Restated Bylaws of MCI WORLDCOM, Inc. (incorporated herein by reference to Exhibit 3.2 to MCI WORLDCOM, Inc.'s Current Report on Form 8-K dated September 14, 1998) (Filed September 29, 1998) (File No. 0-11258)

4.1           See Exhibit 3.1.

4.2           See Exhibit 3.2.

4.3           Rights  Amendment  dated  as  of  August  25,  1996   between  MCI
              WorldCom and The Bank of New York, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated herein by reference to
              Exhibit 4 to the Current Report on Form 8-K dated August 26, 1996 (as amended) filed by MCI WorldCom with the Securities and Exchange Commission on August 26, 1996 (File No. 0-11258))

4.4 Amendment No. 1 to Rights Agreement dated as of May 22, 1997 by and between MCI WorldCom and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to MCI WorldCom's Current Report on Form 8-K dated May 22, 1997 (filed June 6, 1997) (Filed No. 0-11258))

5.1           Opinion of Counsel re: legality

23.1          Consent of Arthur Andersen LLP

23.2          Consent of KPMG LLP

23.3          Consent of Arthur Andersen LLP

23.4          Consent of PricewaterhouseCoopers LLP

23.5          Consent of Counsel (included in Exhibit 5.1)

24.1          Power of Attorney (included in signature page)

--------------------------------

*The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities and Exchange Commission upon request.

                                      II-8